Exhibit 99.1

AMCOR AND BERRY GLOBAL ANNOUNCE IMPORTANT MILESTONE TOWARDS TRANSACTION CLOSING

Joint Proxy Statement Filed with U.S. Securities and Exchange Commission

Amcor and Berry Global Shareholder Meetings to take place on 25 February 2025

ZURICH, SWITZERLAND and EVANSVILLE, INDIANA – 23 January, 2025 – Amcor plc (“Amcor”) (NYSE: AMCR, ASX: AMC) and Berry Global Group, Inc. (“Berry”) (NYSE: BERY) today announce that an important milestone towards the completion of their previously announced all-stock transaction has been reached, with filing of the definitive joint proxy statement (“the Joint Proxy Statement’) with the U.S. SEC. The Joint Proxy Statement includes notices of Amcor and Berry shareholder meetings that will both take place on Tuesday 25 February, 2025.

This transaction brings together two highly complementary businesses to create a global leader in consumer and healthcare packaging solutions, uniquely positioned to accelerate growth across a broader and scaled flexible film, containers, closures and dispensing packaging portfolio. The combined company will have significant opportunities to further refine the portfolio and leverage differentiated material science and innovation capabilities to revolutionize product development, and solve customers’ and consumers’ sustainability needs.

In addition, substantial value is expected to be created for both sets of shareholders through the delivery of $650 million in identified cost, growth and financial synergies1 and a stronger financial profile going forward, underpinned by accelerated volume and revenue growth, combined annual cash flow2 of over $3 billion and a commitment to an investment grade balance sheet. The combination is expected to deliver over 35% adjusted cash earnings per share accretion3 and enhance long-term shareholder valuation creation from 10-15% to 13-18% per annum through sustained higher earnings growth and continued annual dividend growth.

The transaction is unanimously recommended by the Boards of Directors of both companies.

The Joint Proxy Statement includes important information relevant to the transaction, including information about the shareholder meetings, how to vote and governance matters related to the combined company following completion of the transaction.

Summarized key dates are provided below:

Event	Date[4]
Record date for both Berry and Amcor shareholders	Friday, 17 January 2025
Definitive Joint Proxy Statement filed with the SEC	Thursday, 23 January 2025
Amcor Extraordinary General Meeting	Tuesday, 25 February 2025
Berry Special Meeting	Tuesday, 25 February 2025
Expected transaction completion date	Middle of calendar year 2025

Notes:

1.	Estimated synergies of approximately $650 million of identified cost, growth and financial synergies by the end of the third year after consummation of the transaction, which includes approximately $530 million of annual run-rate pre-tax cost synergies, approximately $60 million of annual run-rate financial savings and approximately $60 million of annual run-rate pre-tax earnings benefit from growth synergies. Additionally, approximately $280 million of one-time cash benefits from working capital efficiencies are expected to be offset by approximately $280 million of expected pre-tax costs to achieve synergies.

2.	Defined as combined operating cash flow including run-rate synergies, after interest and tax, before capital expenditures.

3.	Inclusive of run-rate impact of synergies by the end of the third year after consummation of the transaction and is relative to Amcor’s LTM 30 September, 2024 standalone EPS.

4.	Dates remain subject to change and reasonable notice of any such variation will be provided. No assurance can be given that completion will occur within this timeframe or at all.

Amcor Investor Relations Contacts

Tracey Whitehead	Damien Bird	Damon Wright
Global Head of Investor Relations	Vice President Investor Relations Asia Pacific	Vice President Investor Relations North America
T: +61 408 037 590 E: tracey.whitehead@amcor.com	T: +61 481 900 499 E: damien.bird@amcor.com	T: +1 224 313 7141 E: damon.wright@amcor.com

Amcor Media Contacts

Australia James Strong	Europe Ernesto Duran	North America Julie Liedtke
Managing Director Sodali & Co	Amcor Head of Global Communications	Amcor Director, Media Relations
T: +61 448 881 174 E: james.strong@sodali.com	T: +41 78 698 69 40 E: ernesto.duran@amcor.com	T: +1 847 204 2319 E: julie.liedtke@amcor.com

Berry Investor Relations / Media Contact

Dustin Stilwell

VP, Head of Investor Relations

T: +1 812 306 2964

E: ir@berryglobal.com

E: mediarelations@berryglobal.com

About Amcor

Amcor plc is a global leader in developing and producing responsible packaging solutions across a variety of materials for food, beverage, pharmaceutical, medical, home and personal-care, and other products. Amcor works with leading companies around the world to protect products, differentiate brands, and improve supply chains. The Company offers a range of innovative, differentiating flexible and rigid packaging, specialty cartons, closures and services. The company is focused on making packaging that is increasingly recyclable, reusable, lighter weight and made using an increasing amount of recycled content. In fiscal year 2024, 41,000 Amcor people generated $13.6 billion in annual sales from operations that span 212 locations in 40 countries. NYSE: AMCR; ASX: AMC

About Berry

Berry is a global leader in innovative packaging solutions that we believe make life better for people and the planet. We do this every day by leveraging our unmatched global capabilities, sustainability leadership, and deep innovation expertise to serve customers of all sizes around the world. Harnessing the strength in our diversity and industry-leading talent of over 34,000 global employees across more than 200 locations, we partner with customers to develop, design, and manufacture innovative products with an eye toward the circular economy. The challenges we solve and the innovations we pioneer benefit our customers at every stage of their journey.

Important Information for Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy or exchange any securities or a solicitation of any vote or approval in any jurisdiction. It does not constitute a prospectus or prospectus equivalent document. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

In connection with the proposed transaction between Amcor plc (“Amcor”) and Berry Global Group (“Berry”), on January 13, 2025, Amcor filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, as amended on January 21, 2025, containing a joint proxy statement of Amcor and Berry that also constitutes a prospectus of Amcor. The registration statement was declared effective by the SEC on January 23, 2025 and Amcor and Berry commenced mailing the definitive joint proxy statement/prospectus to their respective shareholders on or about January 23, 2025. INVESTORS AND SECURITY HOLDERS OF AMCOR AND BERRY ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of the registration statement and the definitive joint proxy statement/prospectus and other documents filed with the SEC by Amcor or Berry through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Amcor are available free of charge on Amcor’s website at amcor.com under the tab “Investors” and under the heading “Financial Information” and subheading “SEC Filings.” Copies of the documents filed with the SEC by Berry are available free of charge on Berry’s website at berryglobal.com under the tab “Investors” and under the heading “Financials” and subheading “SEC Filings.”

Certain Information Regarding Participants

Amcor, Berry, and their respective directors and executive officers may be considered participants in the solicitation of proxies from the shareholders of Amcor and Berry in connection with the proposed transaction. Information about the directors and executive officers of Amcor is set forth in its Annual Report on Form 10-K for the year ended June 30, 2024, which was filed with the SEC on August 16, 2024, its proxy statement for its 2024 annual meeting, which was filed with the SEC on September 24, 2024, and its Current Report on Form 8-K, which was filed with the SEC on January 6, 2025. Information about the directors and executive officers of Berry is set forth in its Annual Report on Form 10-K for the year ended September 28, 2024, which was filed with the SEC on November 26, 2024, and its proxy statement for its 2025 annual meeting, which was filed with the SEC on January 7, 2025. Information about the directors and executive officers of Amcor and Berry and other information regarding the potential participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the definitive joint proxy statement/prospectus filed with the SEC and other relevant materials filed with or to be filed with the SEC regarding the proposed transaction when they become available. To the extent holdings of Amcor’s or Berry’s securities by its directors or executive officers have changed since the amounts set forth in the definitive joint proxy statement/prospectus, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. You may obtain these documents (when they become available) free of charge through the website maintained by the SEC at http://www.sec.gov and from Amcor’s or Berry’s website as described above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Some of these forward-looking statements can be identified by words like “anticipate,” “approximately,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “outlook,” “plan,” “potential,” “possible,” “predict,” “project,” “target,” “seek,” “should,” “will,” or “would,” the negative of these words, other terms of similar meaning or the use of future dates. Such statements, including projections as to the anticipated benefits of the proposed transaction, the impact of the proposed transaction on Amcor’s and Berry’s business and future financial and operating results and prospects, the amount and timing of synergies from the proposed transaction, the terms and scope of the expected financing in connection with the proposed transaction, the aggregate amount of indebtedness of the combined company following the closing of the proposed transaction and the closing date for the proposed transaction, are based on the current estimates, assumptions and projections of the management of Amcor and Berry, and are qualified by the inherent risks and uncertainties surrounding future expectations generally. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties, many of which are beyond Amcor’s and Berry’s control. None of Amcor, Berry or any of their respective directors, executive officers, or advisors, provide any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements will actually occur, or if any of them do occur, what impact they will have on the business, results of operations or financial condition of Amcor or Berry. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on Amcor’s and Berry’s businesses, the proposed transaction and the ability to successfully complete the proposed transaction and realize its expected benefits. Risks and uncertainties that could cause results to differ from expectations include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the risk that the conditions to the completion of the proposed transaction (including shareholder and regulatory approvals) are not satisfied in a timely manner or at all; the risks arising from the integration of the Amcor and Berry businesses; the risk that the anticipated benefits of the proposed transaction may not be realized when expected or at all; the risk of unexpected costs or expenses resulting from the proposed transaction; the risk of litigation related to the proposed transaction; the risks related to disruption of management’s time from ongoing business operations as a result of the proposed transaction; the risk that the proposed transaction may have an adverse effect on the ability of Amcor and Berry to retain key personnel and customers; and those risks discussed in Amcor’s and Berry’s respective filings with the SEC. Forward looking statements included herein are made only as of the date hereof and neither Amcor nor Berry undertakes any obligation to update any forward-looking statements, or any other information in this communication, as a result of new information, future developments or otherwise, or to correct any inaccuracies or omissions in them which become apparent. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement.

Note Regarding Use of Non-GAAP Financial Measures

Included in this communication are measures of financial performance that are not calculated in accordance with U.S. GAAP. These measures include annual cash flow, adjusted cash earnings per share and certain cost, growth and financial synergies of the combined company post consummation of the transaction.

In arriving at these non-GAAP measures, Amcor excludes items that either have a non-recurring impact on the income statement or which, in the judgment of our management, are items that, either as a result of their nature or size, could, were they not singled out, potentially cause investors to extrapolate future performance from an improper base. These non-GAAP measures are presented for illustrative purposes only, contain a variety of adjustments, assumptions and preliminary estimates and are not necessarily indicative of what the combined company’s actual results of operations or financial condition would be upon completion of the merger.

In the view of Amcor’s management, the estimated synergies included in this communication were prepared on a reasonable basis, reflecting the best available estimates and judgments of Amcor’s management at the time of preparation and presented as of the time of preparation, to the best of Amcor’s management’s knowledge and belief, the expected course of action and the expected performance of the combined company. While presented with numerical specificity, the estimated synergies presented herein are subject to estimates and assumptions in many respects, inherently uncertain and, as a result, subject to interpretation. The estimates and assumptions used to prepare these estimated synergies may prove not to be appropriate for any number of reasons, including general economic conditions, trends in the packaging industry, including trends in capital spending, inventory and unit production, competition and the risks discussed under the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Joint Proxy Statement. Such estimated synergies do not take into account any circumstances or events occurring after the date such information was prepared and also reflect assumptions as to certain business decisions that are subject to change.

These non-GAAP financial measures should not be construed in isolation or as a substitute for, or superior to, results determined in accordance with U.S. GAAP, are not reported by all of Amcor’s or Berry's competitors and may not be directly comparable to similarly titled measures of Amcor’s competitors given potential differences in the exact method of calculation.

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